As filed with the Securities and Exchange Commission on October 3, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Edwards Group Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Manor Royal
Crawley
West Sussex
United Kingdom	RH10 9LW
(Address of Principal Executive Offices)	(Zip Code)

Edwards Group Sharesave Scheme

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

P.O. Box 885, Newark, Delaware 19715

(Name and address of agent for service)

(302) 738-6680

(Telephone number, including area code, of agent for service)

With a copy to:

Robert D. Ferguson

Weil, Gotshal & Manges LLP
110 Fetter Lane
London EC4A 1AY, United Kingdom
+44 20 7903 1000 (Phone)

+44 20 7903 0990 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Ordinary shares(3), par value £0.002 per share	2,161,017 shares	$6.72	$14,522,035	$1,980.81

(1)                                  The securities to be registered are issuable under the Edwards Group Sharesave Scheme. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                  In accordance with Rule 457(h), the maximum offering price per share has been calculated pursuant to Rule 457(c) based upon the average of the high and low sale price of the ordinary shares of Edwards Group Limited (the “Company”) on the Nasdaq National Market on September 26, 2012.

(3)                                  These shares may be represented by the Company’s American depositary shares, each of which represents one ordinary share. American depositary shares issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-180263).

EXPLANATORY NOTE

This Registration Statement registers ordinary shares, par value £0.002 per share (“Ordinary Shares”), of Edwards Group Limited (the “Registrant”) that may be issued and sold under the Edwards Group Sharesave Scheme (the “Plan”).

PART I

SECTION 10(a) PROSPECTUS

Item 1.                                                         Plan Information.*

Item 2.                                                         Registrant Information and Employee Plan Annual Information.*

* The information specified in Items 1 and 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).  These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

•                  The Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed, which are set forth in the Registrant’s Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(1)(File No. 333-180262) on May 11, 2012; and

•                  The description of the Registrant’s Ordinary Shares and American depositary shares set forth under the headings “Description of Share Capital” and “Description of American Depositary Shares,” respectively, in the Registrant’s prospectus, which constitutes a part of the Registrant’s Registration Statement on Form F-1 (File No. 333-180262), as amended, and which is incorporated by reference into the Form 8-A filed with the Securities and Exchange Commission on May 9, 2012, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description.

Certain of the Registrant’s Reports on Form 6-K (to the extent designated therein), and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                                         Description of Securities.

Not applicable.

Item 5.                                                         Interests of Named Experts and Counsel.

None.

Item 6.                                                         Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors out of our assets against any action, proceeding, costs, charges, expenses, losses, damages or liabilities, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Our amended and restated memorandum and articles of association provide:

“157.                  Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own wilful default or actual fraud, in or about the conduct of the Company’s, or any of its subsidiaries’ business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions as a Director or officer of the Company or any of its subsidiaries, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company, or any of its subsidiaries or their affairs in any court whether in the Cayman Islands or elsewhere.  For the avoidance of doubt, the right to indemnification pursuant to this Article 157 shall include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final decision upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person receiving such advancement to repay the amount advanced if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company under this Article 157.  No person shall be found to have committed wilful default or actual fraud under this Article 157 or Article 158 unless or until a court of competent jurisdiction shall have made a ruling to that effect.

158.                        No Indemnified Person shall be liable:

(a)                                 for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or

(b)                                 for any loss on account of defect of title to any property of the Company; or

(c)                                  on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)                                 for any loss incurred through any bank, broker or other similar Person; or

(e)                                  for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto.

unless the same shall happen through such Indemnified Person’s own wilful default or actual fraud.

159.                        Notwithstanding the provisions of Article 157, the Company shall not be obliged to make any indemnity in connection with any claim made against an Indemnified Person in connection with any proceeding (or part of a proceeding) initiated by such Indemnified Person, including any proceeding (or any part of any proceeding) initiated by such Indemnified Person against the Company or its Directors, officers, employees or other indemnities, unless (i) the Company has joined in or the Board has authorised the proceeding (or any part of any proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iii) the proceeding is one to enforce such Indemnified Person’s rights to indemnification or the advancement of expenses.”

We have entered into indemnification agreements with each of our directors and some of our executive officers.

Item 7.                                                         Exemption from Registration Claimed.

Not applicable.

Item 8.                                                         Exhibits.

Exhibit No.	Description

4.1	Edwards Group Sharesave Scheme.

5.1	Opinion of Maples and Calder.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Maples and Calder (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 9.                                                         Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)         to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on September 27, 2012.

EDWARDS GROUP LIMITED

By:	/s/ Matthew Taylor
Name:	Matthew Taylor
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Matthew Taylor and David Smith, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all post-effective amendments and registration statements), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 27, 2012.

Signature	Title

/s/ Matthew Taylor
Matthew Taylor	Chief Executive Officer and Director
(Principal Executive Officer)

/s/ David Smith
David Smith	Chief Financial Officer and Director
(Principal Financial Officer)

/s/ Finbarr Crowley
Finbarr Crowley	Chief Accounting Officer

/s/ Nicholas Rose
Nicholas Rose	Chairman and Director

/s/ James Gentilcore
James Gentilcore	Director

/s/ John Lewis
John Lewis	Director

/s/ Sir Kevin Smith
Sir Kevin Smith	Director

/s/ Robert McGuire
Robert McGuire	Director

Dominique Fournier	Director

/s/ Charles Medlock
Charles Medlock	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Edwards Group Limited in the City of Newark, Delaware on October 1, 2012.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Edwards Group Sharesave Scheme.

5.1	Opinion of Maples and Calder.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Maples and Calder (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page).